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                                                                    EXHIBIT 16.1


                       [JACKSON & RHODES P.C. LETTERHEAD]





February 1, 2000


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We have been furnished with a copy of the amended response to Item 4 of Form 8-K for the event that occurred on June 1, 1999, which was filed by our former client, StarNet Financial, Inc. (f/k/a Sarkis Capital, Inc.) on October 28, 1999. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,


/s/ JACKSON & RHODES P.C.

Jackson & Rhodes P.C.